Exhibit 99.2

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

 [MONTH] [DAY], 2023

Murano Global B.V.
[ADDRESS]

Re:	Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement is being delivered pursuant to that certain Business Combination Agreement (the “Agreement”), dated as of March [_], 2023, by and among HCM Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability, MURANO PV, S.A. de C.V., a Mexican corporation, Elías Sacal Cababie, an individual, ES Agrupación, S.A. de C.V., a Mexican corporation, Murano Global B.V. a Dutch private limited company (“PubCo”), MPV Investments B.V., a Dutch private limited company, which is a direct wholly-owned subsidiary of PubCo, and Murano Global Cayman, a Cayman Islands exempted company incorporated with limited liability, which is a direct wholly-owned subsidiary of PubCo. Capitalized terms used herein and not otherwise defined herein shall have such meanings as set forth in the Agreement.

As of the consummation of the transactions contemplated by the Agreement, the undersigned (“Holder”) shall be, the owner of record, or beneficially of, certain ordinary shares of PubCo, par value EUR 0.01 per share (“PubCo Lock-Up Shares”, including any shares convertible or exercisable of or for the PubCo Ordinary Shares). PubCo and the Holder are collectively referred to herein as the “Parties” and individually as a “Party.”

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder and PubCo agree as follows:

1.    Except as otherwise set forth in this letter agreement or with the prior written consent of PubCo, Holder shall not Transfer any PubCo Lock-Up Shares until the earliest of (a) one year after the Closing, (b) the date on which the last sale price of PubCo Lock-Up Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (c) the date on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all public shareholders of PubCo having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). “Transfer” means the (x) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

2.    Notwithstanding Paragraph 1, Holder shall be permitted to Transfer certain of Holder’s PubCo Lock-Up Shares during the Lock-Up Period as follows:

(a)  as a bona fide gift or charitable contribution;

(b)   by will or intestate succession to a legal representative, heir, beneficiary or a member of the immediate family (as defined below) of Holder;

(c)   to limited partners, co-investors, members, beneficiaries (or the estates thereof) or stockholders of Holder;

(d)   to any immediate family of Holder (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(e)   to any trust for the direct or indirect benefit of Holder or the immediate family of Holder, so long as Holder or such immediate family of Holder retains control of such trust;

(f)   to any corporation, partnership, limited liability company, trust or other entity that controls, or is controlled by or is under common control with, Holder or the immediate family of Holder;

(g)   by operation of law, such as pursuant to a qualified domestic order, court order or an order of a regulatory agency, divorce settlement, divorce decree or separation agreement; or

(h)   pursuant to a bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions involving a change of control of PubCo (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which Holder may agree to Transfer PubCo Lock-Up Shares in connection with such transaction or series of related transactions, or vote any PubCo Lock-Up Shares in favor of such transaction or series of related transactions); provided, that in the event such transaction or series of related transactions is not completed, the PubCo Lock-Up Shares shall remain subject to the restrictions contained in this letter agreement;

provided, that any such Transfer pursuant to the above clauses shall not involve a disposition for value; provided, further, with respect to any such Transfer above, (1) each donee, trustee, distributee, or transferee, as the case may be, shall execute a joinder to this letter agreement evidencing such donee’s, trustee’s, distributee’s, or transferee’s agreement to become a party hereto and be bound by and subject to the terms and provisions of this letter agreement to the same effect, and (2) no filing by any party under the Exchange Act or other public announcement shall be made (including voluntarily) in connection with such Transfer except as otherwise compelled to do so or is required to do so to comply with applicable law or legal process or any request by or from a Governmental Authority or the rules of any securities exchange or the rules and regulations of any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act or any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

3.    In addition, the restrictions in Paragraph 1 shall not apply to:

(a)   the exercise (including by net or cashless exercise) of stock options granted pursuant to PubCo’s equity incentive plans or warrants or any other securities existing as of the date hereof, which securities are convertible into or exchangeable or exercisable for PubCo Lock-Up Shares; provided, that such restrictions shall apply to any shares of PubCo Lock-Up Shares issued upon such exercise, exchange or conversion;

(b)  the Transfer or surrender to PubCo of any PubCo Lock-Up Shares to cover tax withholdings upon a vesting event or settlement, as applicable, of any equity award under any of PubCo’s equity incentive plans; provided, that the underlying PubCo Lock-Up Shares shall continue to be subject to the restrictions set forth in this letter agreement;

(c)   the Transfer of any PubCo Lock-Up Shares purchased or received by Holder, including on the open market, following the date hereof;

(d)  Transfer of PubCo Lock-Up Shares to PubCo pursuant to any contractual arrangement that provides PubCo with an option to repurchase such shares in connection with the termination of Holder’s employment with PubCo (or any of its Subsidiaries), as applicable; and

(e)   the establishment or modification of any contract, instruction or plan (a “Plan”), if permitted by PubCo (such permission not to be unreasonably withheld, conditioned, delayed or applied asymmetrically to Holder as compared to any other employee of PubCo), that satisfies all of the applicable requirements of Rule 10b5-1 of the Exchange Act; provided that the securities subject to the Plan may not be sold until the end of the Lock-Up Period (except to the extent otherwise allowed hereunder).

4.    If any Transfer is made or attempted contrary to the provisions of this letter agreement, such purported Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such purported transferee of the applicable PubCo Lock-Up Shares as one of its equity holders for any purpose.

5.    To the extent that PubCo provides consent or notice to any holder of PubCo Lock-Up Shares (or securities exercisable for PubCo Lock-Up Shares) who is party to any lock-up agreement entered into in connection with the transactions contemplated by the Agreement that it will waive the restrictions on Transfer for all or any portion of such holder’s PubCo Lock-Up Shares, then PubCo agrees to simultaneously waive the restrictions on Transfer under this Agreement for the same percentage of Holder’s PubCo Lock-Up Shares (e.g., if PubCo waived the restrictions on Transfer for 10% of any other holder’s PubCo Lock-Up Shares, then PubCo would waive the restrictions on Transfer for 10% of Holder’s PubCo Lock-Up Shares). PubCo will provide prompt written notice of any waiver pursuant to this Paragraph 5 to Holder (and in any event, in advance of the effective time of such waiver). Notwithstanding the foregoing, this Paragraph 5 shall not apply to: (i) any waivers pursuant to Paragraph 1 for reasons of a personal emergency or hardship affecting any holder as determined by the Board of Directors of PubCo in good faith or (ii) any waivers of the lock-up provisions in the bylaws of PubCo.

6.    During the Lock-Up Period, each certificate (if any) or book-entry evidencing any PubCo Lock-Up Shares owned by Holder shall be stamped or otherwise imprinted or legended with a legend in substantially the following form, in addition to any other applicable legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2023, BY AND AMONG MURANO GLOBAL B.V. (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS IT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

7.    This letter agreement shall be effective upon Closing and shall terminate on the date on which the Lock-Up Period ends.

8.    Holder agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the Transfer of PubCo Lock-Up Shares except in compliance with the foregoing restrictions.

9.          THIS LETTER AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

10.   Any provision of this letter agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by PubCo and Holder. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

11.  Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties hereto. Any attempted assignment of this letter agreement not in accordance with the terms of this Paragraph 11 shall be null and void ab initio.

12.   This letter agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this letter agreement. Nothing in this letter agreement, expressed or implied, is intended to, or shall be deemed to, create a joint venture.

13.  Sections 1.3 (Construction), 11.8 (Headings; Counterparts), 11.13 (Severability), 11.14 (Consent to Jurisdiction and Service of Process; Waiver of Jury Trial) and 11.15 (Enforcement) of the Agreement are incorporated herein by reference and shall apply to this letter agreement, mutatis mutandis.

[Signature Pages Follow]

Very truly yours,

HOLDER:

[ ]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Acknowledged and Agreed:

PUBCO:

MURANO GLOBAL B.V.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]